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Exhibit 10.9

FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Fourth Amendment") is entered into and effective as of December 16, 2002 by and among, on the one hand, FAO, Inc., FAO Schwarz, Inc. and ZB Company, Inc., each a Delaware corporation (collectively, "Borrowers"), and, on the other hand, the financial institutions from time to time party to the Loan Agreement referred to below (collectively, the "Lenders" and each individually, a "Lender") and Wells Fargo Retail Finance, LLC, as agent for the Lenders (in such capacity, "Agent").

RECITALS

        Borrowers, Agent and Lenders have entered into the Amended and Restated Loan and Security Agreement dated as of April 30, 2002, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of May 31, 2002, the Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 15, 2002 and the Third Amendment to Amended and Restated Loan and Security Agreement dated as of November 21, 2002 (as so amended, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders and Agent have agreed to make certain revolving credit advances and provide other financial accommodations to Borrowers.

        Borrowers have requested certain waivers under the Loan Agreement, and the parties desire to amend certain provisions of the Loan Agreement. Agent and Lenders are willing to grant the waiver set forth in Section 3 below and to amend the Loan Agreement on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

        1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement.

        2. Amendments to the Loan Agreement.

          (a) Section 1.1 of the Loan Agreement is hereby amended as follows:

            (i) The following new defined term is hereby inserted in the proper alphabetical order:

              "Fourth Amendment" means the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of December 16, 2002 by and among Borrowers, Agent and Lenders.

            (ii) The definition of the term "Loan Documents" is hereby amended by inserting the words "the Fourth Amendment," after the words "the Third Amendment,".

          (b) Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "7.20 Minimum EBITDA. Fail to maintain EBITDA of at least 70% of the projected EBITDA set forth in the Business Plan, tested as of the last day of each calendar month during the term of this Agreement, commencing February 2003, on a trailing 12 month basis."

          (c) Section 7.22 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "7.22 Capital Expenditures. Make capital expenditures in Borrowers' fiscal year ending February 1, 2003 in excess of $6,700,000 and in any fiscal year thereafter in excess of the amount set forth in the Business Plan."

        3. Waivers.

          (a) The Agent and the Lenders hereby waive the following Events of Default under the Loan Agreement (collectively, the "Identified Events of Default"):

            (i) the Event of Default arising under Section 5.17(b) of the Loan Agreement solely to the extent resulting from the Borrowers' failure to deliver to Agent control agreements for DDAs established after April 30, 2002 so long as Borrowers obtain control agreements in form and substance satisfactory to Agent for 12 of such DDAs within 30 days of the date hereof and use commercially reasonable efforts to obtain the remainder as soon thereafter as possible;

            (ii) the Event of Default arising under Section 6.14 of the Loan Agreement solely to the extent resulting from the Borrowers' failure to make the lease payments for the retail store locations set forth on Exhibit A hereto for the month of December 2002 so long as Borrowers make all such lease payments on or before December 30, 2002; and

            (iii) the Event of Default arising under Section 7.15 of the Loan Agreement solely to the extent resulting from the Borrowers' failure to provide Agent prior written notice of its opening of outlet stores in San Diego, California and Roanoke, Virginia.

          (b) The Borrowers acknowledge and agree that the foregoing provisions of this Section 3 relate solely to the Identified Events of Default specified in Section 3(a) hereof and shall in no way be deemed or construed as a waiver by the Agent and the Lenders of any other Default or Event of Default under the Loan Agreement or any other Loan Document, known or unknown, now existing or occurring subsequent to the date of this Fourth Amendment, including without limitation, any Event of Default arising by reason of Borrowers' failure to comply with the maximum Effective Advance Rate covenant of Item C of Schedule 7.21(a) to the Loan Agreement. The Agent and the Lender expressly reserve the full extent of their rights under the Loan Agreement, the other Loan Documents and applicable law in respect of any Default or Event of Default existing on the date hereof and not specified herein as an Identified Event of Default.

        4. Conditions Precedent to Fourth Amendment. The satisfaction of each of the following, unless waived or deferred by Agent in its sole discretion or, in the case of subsection (b) below, by the Required Lenders or all of the Lenders, as applicable, shall constitute conditions precedent to the effectiveness of this Fourth Amendment and each and every provision hereof:

          (a) The representations and warranties in this Fourth Amendment, the Loan Agreement as amended by this Fourth Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) No Event of Default shall have occurred and be continuing on the date hereof nor shall result from the consummation of the transactions contemplated herein;

          (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower or Agent;

          (d) Agent shall have received a Fourth Amendment fee of $150,000 from Borrowers (to be shared pro rata with the Lenders signatory hereto); and

          (e) Agent shall have received payment in full of its out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the Loan Agreement and this Fourth Amendment.

        5. Representations and Warranties. Each Borrower hereby represents and warrants to Agent that (a) the execution, delivery, and performance of this Fourth Amendment and of the Loan Agreement are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Fourth Amendment and the Loan Agreement constitute such Borrower's legal, valid, and binding obligation, enforceable against such Borrower in accordance with its terms, and (c) this Fourth Amendment has been duly executed and delivered by such Borrower.

        6. Choice of Law. The validity of this Fourth Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

        7. Counterparts; Telefacsimile Execution. This Fourth Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment. Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile also shall deliver a manually executed counterpart of this Fourth Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

        8. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Fourth Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Agent under the Loan Agreement, as in effect prior to the date hereof.

        9. Further Assurances. Each Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by Agent and to fully consummate the transactions contemplated under this Fourth Amendment and the Loan Agreement, as amended by this Fourth Amendment.

        10. Miscellaneous.

          (a) Upon and after the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

          (b) The Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

  [Signatures appear on following page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Amended and Restated Loan and Security Agreement to be executed as of the date first above written.

FAO, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President
ZB COMPANY, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President
FAO SCHWARZ, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President
LENDERS:
WELLS FARGO RETAIL FINANCE, LLC, as Agent and a Lender
By:	/s/ PATRICK J. NORTON Patrick J. Norton Vice President
LASALLE BUSINESS CREDIT, INC.
By:	William Stapel First Vice President
ORIX FINANCIAL SERVICES, INC.
By:	/s/ DEEDRA DARBY-JONES Deedra Darby-Jones Vice President
Signature Page to Fourth Amendment

Acknowledgment and Consent

        Reference is made to (i) the Amended and Restated Participation and Intercreditor Agreement dated as of April 30, 2002 by and between Agent and Hilco Capital LP, a Delaware limited partnership ("Hilco") and (ii) the Amended and Restated Participation and Intercreditor Agreement dated as of April 30, 2002 by and between Agent and Kayne Anderson Private Investors, L.P. ("KAPI"). By its respective signature below, each of Hilco and KAPI acknowledges receipt of a copy of the Fourth Amendment and consents to the execution and delivery by Borrowers, Agent and the Lenders of the Fourth Amendment and the execution and delivery of all other Loan Documents (as defined in the Loan Agreement, as amended by the Fourth Amendment) to be executed in connection therewith.

HILCO CAPITAL LP
By:	Regina Gornick Vice President
KAYNE ANDERSON PRIVATE INVESTORS, L.P.
By:	Kayne Anderson Capital Advisors, L.P. its General Partner
By:	Kayne Anderson Investment Management, Inc., its General Partner
By:	David Shladovsky, General Counsel and Secretary

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  Exhibit 10.9
FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
RECITALS
Acknowledgment and Consent